UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 6, 2020

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut 06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 968-3000 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1 par value	XRX	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On August 6, 2020, Xerox Holdings Corporation (the “Company”) completed the sale of $550 million aggregate principal amount of 5.000% senior notes due 2025 (the “5.000% notes”) and $550 million aggregate principal amount of 5.500% senior notes due 2028 (the “5.500% notes” and, together with the 5.500% notes, the “notes”). The Company received net proceeds from the offering of approximately $1.087 billion, after deducting related fees and expenses. The Company intends to use the net proceeds to repay at maturity $362 million aggregate principal amount of 3.500% senior notes due 2020 of Xerox Corporation and $376 million aggregate principal amount of 2.750% senior notes due 2020 of Xerox Corporation, and it intends to use the balance of the net proceeds primarily to repay the 4.500% senior notes due 2021 of Xerox Corporation at or prior to maturity.
The 5.000% notes were issued pursuant to an indenture, dated August 6, 2020 (the “5.000% notes indenture”), among the Company, Xerox Corporation, as guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”). The 5.500% notes were issued pursuant to an indenture, dated August 6, 2020 (the “5.500% notes indenture” and, together with the 5.000% notes indenture, the “indentures”), among the Company, the Guarantor and the Trustee. The notes are the general unsecured senior obligations of the Company and are fully and unconditionally guaranteed by the Guarantor initially, and may be guaranteed by additional subsidiaries of the Company under certain circumstances after the issue date of the notes. Each indenture limits the ability of the Company and certain of the Company’s subsidiaries to create certain liens, make certain investments and consolidate or merge with, or convey, transfer or lease substantially all their assets to, another person.
The Company may redeem some or all of the notes at any time and from time to time prior to (a) in the case of the 2025 notes, July 15, 2025 (the date that is one month prior to the maturity date of the 2025 notes), and (b) in the case of the 2028 notes, July 15, 2028 (the date that is one month prior to the maturity date of the 2028 notes), at 100% of the aggregate principal amount plus accrued and unpaid interest, if any, on the notes to be redeemed to, but not including, the applicable date of redemption, plus an applicable make-whole premium on the notes to be redeemed. The Company may redeem some or all of the notes at any time and from time to time on or after (a) in the case of the 2025 notes, July 15, 2025 (the date that is one month prior to the maturity date of the 2025 notes), and (b) in the case of the 2028 notes, July 15, 2028 (the date that is one month prior to the maturity date of the 2028 notes), at 100% of the aggregate principal amount plus accrued and unpaid interest, if any, on the notes to be redeemed to, but not including, the applicable date of redemption.
If a change of control (as defined in the applicable indenture) occurs and the notes are rated below specified ratings within a specified period of time after the occurrence of such change of control, the Company must give all holders of the notes the opportunity to sell to the Company their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.
Each indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the indenture; certain events of bankruptcy, insolvency or reorganization; and failure of certain guarantees to be enforceable.
The offering and sale of each series of notes was not registered under the Securities Act of 1933, as amended, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes were resold to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and
non-U.S.
persons outside the United States under Regulation S under the Securities Act of 1933, as amended.
The indentures and form of notes are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form
8-K
and are incorporated herein by reference. The above descriptions of the material terms of the indentures and notes are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form
8-K
is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated August 6, 2020, among Xerox Holdings Corporation, Xerox Corporation and U.S. Bank National Association, as Trustee, with respect to Xerox Holdings Corporation’s 5.000% senior notes due 2025.

4.2	Indenture, dated August 6, 2020, among Xerox Holdings Corporation, Xerox Corporation and U.S. Bank National Association, as Trustee, with respect to Xerox Holdings Corporation’s 5.500% senior notes due 2028.

4.3	Form of 5.000% Senior Notes due 2025 (included in Exhibit 4.1).

4.4	Form of 5.500% Senior Notes due 2028 (included in Exhibit 4.2).

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

Date: August 6, 2020	XEROX HOLDINGS CORPORATION

	By:	/s/ Douglas H. Marshall
	Name:	Douglas H. Marshall
	Title:	Secretary

Date: August 6, 2020	XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
	Name:	Douglas H. Marshall
	Title:	Secretary